For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
Jim Giannakouros, CFA
Vice President, Investor Relations
(847) 313-9506

IDEX REPORTS FIRST QUARTER RESULTS

Highlights
(All comparisons are against the prior year period unless otherwise noted)

•Sales of $887 million increased 9% on a reported basis and 5% organically
•Reported diluted EPS of $1.61 increased 28% and adjusted diluted EPS of $2.00 increased 14%
•Record orders of $988 million increased 13% on a reported basis and increased 10% organically
•Returned capital to shareholders via $76 million of share repurchases and $53 million of dividends
•Raising full year 2026 organic growth and adjusted EPS guidance ranges

NORTHBROOK, IL, April 29, 2026 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three-month period ended March 31, 2026.

“We delivered a strong first quarter, with results ahead of our expectations led by continued momentum in our growth platforms within our Health & Science Technologies segment,” said Eric D. Ashleman, IDEX Corporation Chief Executive Officer and President.

“Our first quarter results demonstrate that our strategy is working, with strong execution across the portfolio and increasing traction in the markets where we are choosing to compete. The application of 8020 continues to sharpen our priorities and reallocate resources toward opportunities with stronger growth and margin profiles.”

“Based on this momentum, we are raising our full-year guidance and are encouraged by how our strategies are translating into higher-quality growth. We remain focused on disciplined execution as we continue to build long-term value at IDEX.”

Outlook(1)

•Full year organic sales projected to increase 3% to 4% over the prior year, up from previous guidance of 1% to 2%
•Full year adjusted diluted EPS of $8.35 to $8.55, up from previous guidance of $8.15 to $8.35
•Second quarter 2026 organic sales projected to increase 3% to 4% from the prior year period
•Second quarter 2026 adjusted diluted EPS of $2.07 to $2.12

(1) The Company does not reconcile its forward-looking non-GAAP measures to the most directly comparable U.S. GAAP financial measure because the timing and magnitude of certain items, including future foreign exchange impacts, acquisitions, divestitures, restructuring costs, impairments, tax impacts, and other special items, cannot be reasonably estimated at this time without unreasonable effort. The unavailable information could have a significant impact on GAAP results.

Consolidated Financial Results

	Three Months Ended March 31,
(Dollars in millions, except per share amounts)	2026	2025	Increase (Decrease)
U.S. GAAP Results
Orders	$988.3	$871.9	$116.4
Change in reported orders			13%
Net sales	886.9	814.3	72.6
Change in reported net sales			9%
Gross profit	398.1	368.9	29.2
Gross margin	44.9%	45.3%	(40) bps
Net income attributable to IDEX	120.0	95.5	24.5
Net income margin	13.5%	11.7%	180 bps
Diluted EPS attributable to IDEX	1.61	1.26	0.35
Cash flows from operating activities	103.7	105.7	(2.0)
Operating cash flow as a percent of net income	86%	111%	NM
Non-GAAP Results*
Change in organic orders			10%
Change in organic sales			5%
Adjusted gross profit(1)	398.1	368.9	29.2
Adjusted gross margin(1)	44.9%	45.3%	(40) bps
Adjusted net income attributable to IDEX	148.6	133.0	15.6
Adjusted EBITDA	230.4	208.0	22.4
Adjusted EBITDA margin	26.0%	25.5%	50 bps
Adjusted diluted EPS attributable to IDEX	2.00	1.75	0.25
Free cash flow	86.0	91.4	(5.4)
Free cash flow conversion	58%	69%	NM
NM – Not Meaningful
*Each of these items below are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

(1) Adjusted gross profit is calculated as Gross profit plus fair value inventory step-up charges. Adjusted gross margin is calculated as Adjusted gross profit divided by Net sales. There were no fair value inventory step-up charges recorded during the three months ended March 31, 2026 or March 31, 2025.

•Net sales increased as a result of increased organic sales, as well as favorable impacts from foreign currency and contributions from acquisitions. The increase in organic sales was driven by higher volumes in our Health & Science Technologies (“HST”) segment, which were slightly offset by lower volumes in our Fire & Safety/Diversified Products (“FSDP”) and Fluid & Metering Technologies (“FMT”) segments. The increase also reflects positive price across our businesses.
•Gross margin decreased due to unfavorable mix and pressured price/cost, partially offset by net productivity improvements and volume leverage.
•Both Diluted EPS and Adjusted diluted EPS increased, primarily due to improved operational results discussed above. GAAP Diluted EPS also reflects lower restructuring and asset impairment expense, which was excluded from Adjusted diluted EPS.
•Cash flows from operating activities and free cash flow were both slightly down compared to the prior year period. Higher earnings were offset by the timing of customer payments. Free cash flow also reflects higher capital expenditures during the current year period.

Segment Financial Results

	Three Months Ended March 31,(1)
(Dollars in millions)	2026	2025	Increase (Decrease)
Health & Science Technologies
Net sales	$398.4	$341.5	$56.9
Change in reported net sales			17%
Change in organic sales*			11%
Adjusted EBITDA(2)	106.0	87.4	18.6
Adjusted EBITDA margin	26.6%	25.6%	100 bps
Fluid & Metering Technologies
Net sales	$301.5	$290.5	$11.0
Change in reported net sales			4%
Change in organic sales*			2%
Adjusted EBITDA(2)	98.7	95.3	3.4
Adjusted EBITDA margin	32.7%	32.8%	(10) bps
Fire & Safety/Diversified Products
Net sales	$188.3	$184.3	$4.0
Change in reported net sales			2%
Change in organic sales*			(1%)
Adjusted EBITDA(2)	55.8	54.2	1.6
Adjusted EBITDA margin	29.7%	29.4%	30 bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

(1) Three month data includes the results of the acquisition of Micro-LAM, Inc. (“Micro-LAM”) (July 2025) in the HST segment.
(2) Segment Adjusted EBITDA excludes unallocated corporate costs which are included in Corporate and other.

Health & Science Technologies Segment
•Net sales for the first quarter 2026 increased 17%. Organic sales increased 11% due to higher volumes primarily due to AI-driven demand for data center power and semiconductor markets, as well as strength in space and defense, partially offset by lower volumes in our life sciences businesses. Net sales also reflect positive price across the segment.

•Adjusted EBITDA margin for the first quarter 2026 increased primarily due to volume leverage and favorable price/cost, partially offset by unfavorable mix and acquisitions.
Fluid & Metering Technologies Segment
•Net sales for the first quarter 2026 increased 4%. Organic sales increased 2% primarily driven by positive price. Higher volumes in our businesses serving municipal water, semiconductor and mining markets were more than offset by lower volumes in our chemical and general industrial businesses.
•Adjusted EBITDA margin for the first quarter 2026 decreased primarily due to unfavorable mix and volume deleverage, mostly mitigated by net productivity improvements.
Fire & Safety/Diversified Products Segment
•Net sales for the first quarter 2026 increased 2%. Organic sales decreased 1%. Higher volumes in our Fire & Safety businesses and positive price were more than offset by lower volumes within our Dispensing businesses driven by timing of projects.
•Adjusted EBITDA margin for the first quarter 2026 increased primarily due to net productivity improvements, partially offset by unfavorable mix and volume deleverage.

Corporate Costs
Corporate costs included in consolidated Adjusted EBITDA were $30.1 million during the first quarter 2026, up slightly from $28.9 million during the same prior year period driven by higher employee-related costs.

Conference Call
IDEX will host its first quarter earnings conference call on Wednesday, April 29, 2026 at 8:00 a.m. CT. The call will be an audio webcast and accessible on the Company's Investor Relations site at https://investors.idexcorp.com. Associated earnings presentation materials will be available on the Company's website prior to the call.

Interested parties can access the conference by dialing 888.596.4144 and using confirmation code #2518354. Please connect five minutes prior to the start of the conference call.

A replay of the earnings call and associated earnings presentation materials will be available on the Company’s website after the call.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s second quarter 2026 and full year 2026 outlook including expected organic sales and expected adjusted earnings per share and the assumptions underlying these expectations, capital return strategy, anticipated future acquisition behavior and the anticipated benefits and performance of the Company’s recent or future acquisitions, resource and capital deployment and focus and organic and inorganic growth, the Company’s ability to adapt to macroeconomic challenges, anticipated impacts of tariffs and global trade policies and changes in law, anticipated trends in end markets, including expectations regarding future order volumes and order patterns, anticipated growth initiatives and expansions and execution of those growth initiatives and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “likely to be,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release.

The risks and uncertainties include, but are not limited to, the following: levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries; the impact of severe weather events, natural disasters and public health threats; economic and political consequences resulting from terrorist attacks, wars and global conflicts; the Company’s ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; cybersecurity incidents; the continued growth of artificial intelligence (“AI”) and any related changes to demand in AI-driven markets served by the Company’s customers; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in countries in which the Company operates; developments with respect to trade policy and existing, new or increased tariffs or other similar measures; changes to applicable laws and regulations, including tax laws; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain conditions; market conditions and material costs; risks related to environmental, social and corporate governance issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company’s subsequent quarterly reports filed with the United States Securities and Exchange Commission (“SEC”) and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX Corporation (NYSE: IEX), a global engineered products company, is comprised of three primary business segments – Health & Science Technologies, Fluid & Metering Technologies, and Fire & Safety/Diversified Products. Thousands of IDEX employees around the world design and manufacture highly engineered components and applied solutions that are vital to the advances of modern life and help IDEX live its purpose – Trusted Solutions, Improving Lives™. From satellite communications to water systems, from medical diagnostic components to emergency rescue tools and more, we collaborate with customers in the most critical industries to develop solutions that make the world better today and into the future. Founded in 1988, IDEX now includes more than 50 dynamic businesses around the world and manufacturing operations in more than 20 countries.

For further information on IDEX Corporation and its business units, visit the Company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$886.9	$814.3
Cost of sales	488.8	445.4
Gross profit	398.1	368.9
Selling, general and administrative expenses	218.3	209.4
Restructuring expenses and asset impairments	7.4	17.5
Operating income	172.4	142.0
Other (income) expense – net	(0.6)	1.4
Interest expense – net	16.0	16.1
Income before income taxes	157.0	124.5
Provision for income taxes	37.1	29.1
Net income	119.9	95.4
Net loss attributable to noncontrolling interest	0.1	0.1
Net income attributable to IDEX	$120.0	$95.5

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.61	$1.26
Diluted earnings per common share attributable to IDEX	$1.61	$1.26

Share Data:
Basic weighted average common shares outstanding	74.3	75.7
Diluted weighted average common shares outstanding	74.4	75.8

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$586.2	$580.0
Receivables – net	553.0	521.7
Inventories – net	501.0	479.4
Other current assets	76.5	62.1
Total current assets	1,716.7	1,643.2
Property, plant and equipment – net	462.3	468.0
Goodwill	3,390.2	3,414.5
Intangible assets - net	1,200.2	1,247.4
Other noncurrent assets	149.2	153.9
Total assets	$6,918.6	$6,927.0

Liabilities and equity
Current liabilities
Trade accounts payable	$224.8	$224.7
Accrued expenses	280.6	297.0
Current portion of long-term borrowings	0.5	0.7
Dividends payable	0.1	53.0
Total current liabilities	506.0	575.4
Long-term borrowings – net	1,871.8	1,820.1
Deferred income taxes	299.5	303.0
Other noncurrent liabilities	192.9	202.3
Total liabilities	2,870.2	2,900.8
Shareholders' equity
Preferred stock	—	—
Common stock	0.9	0.9
Treasury stock	(1,453.6)	(1,423.2)
Additional paid-in capital	868.5	892.1
Retained earnings	4,620.1	4,500.1
Accumulated other comprehensive income	13.9	57.6
Total shareholders' equity	4,049.8	4,027.5
Noncontrolling interest	(1.4)	(1.3)
Total equity	4,048.4	4,026.2
Total liabilities and equity	$6,918.6	$6,927.0

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$119.9	$95.4
Adjustments to reconcile net income to net cash flows provided by operating activities:
Asset impairments	4.8	—
Depreciation	19.9	18.4
Amortization of intangible assets	33.8	31.5
Share-based compensation expense	15.8	13.6
Deferred income taxes	(0.6)	0.9
Changes in (net of the effect from acquisitions/divestitures and foreign currency translation):
Receivables – net	(35.4)	(12.3)
Inventories – net	(25.5)	(34.9)
Other current assets	(15.1)	(7.0)
Trade accounts payable	0.6	9.6
Deferred revenue	4.2	8.8
Accrued expenses	(18.8)	(17.9)
Other – net	0.1	(0.4)
Net cash flows provided by operating activities	103.7	105.7
Cash flows from investing activities
Capital expenditures	(17.7)	(14.3)
Acquisition of business, net of cash acquired	—	4.2
Other – net	(2.7)	0.1
Net cash flows used in investing activities	(20.4)	(10.0)
Cash flows from financing activities
Borrowings under revolving credit facilities	100.0	—
Payments under revolving credit facilities	(45.3)	(30.2)
Cash dividends paid to shareholders	(52.8)	(52.4)
Proceeds (payments) from share issuances, net of shares withheld for taxes	5.8	(0.5)
Repurchases of common stock	(76.3)	(50.0)
Other – net	(0.2)	(0.2)
Net cash flows used in financing activities	(68.8)	(133.3)
Effect of exchange rate changes on cash and cash equivalents	(8.6)	10.9
Net increase (decrease) in cash and cash equivalents and restricted cash	5.9	(26.7)
Cash and cash equivalents and restricted cash at beginning of year(1)	585.9	638.9
Cash and cash equivalents and restricted cash at end of period(1)	$591.8	$612.2

(1) The Company has restricted cash related to certain letters of credit and is required to keep these balances in separate accounts for the duration of the letter of credit agreements. The underlying letters of credit expire between June 2026 and July 2027. The Company also has restricted cash related to funds held in escrow for the payment of certain merger consideration in connection with the acquisition of Micro-LAM. These payments are expected to be paid between July 2026 and January 2028. Restricted cash is included in the Condensed Consolidated Balance Sheets as follows:

	Restricted Cash
	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2024
Other current assets	$2.7	$3.0	$16.5	$18.1
Other noncurrent assets	2.9	2.9	1.6	—
Total	$5.6	$5.9	$18.1	$18.1

IDEX CORPORATION
Company and Segment Financial Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales
Health & Science Technologies	$398.4	$341.5
Fluid & Metering Technologies	301.5	290.5
Fire & Safety/Diversified Products	188.3	184.3
Eliminations	(1.3)	(2.0)
Total IDEX	$886.9	$814.3
Depreciation
Health & Science Technologies	$12.5	$11.7
Fluid & Metering Technologies	4.9	4.4
Fire & Safety/Diversified Products	2.4	2.2
Corporate Office	0.1	0.1
Total IDEX	$19.9	$18.4
Amortization of intangible assets
Health & Science Technologies	$27.1	$24.6
Fluid & Metering Technologies	5.4	5.3
Fire & Safety/Diversified Products	1.3	1.6
Total IDEX	$33.8	$31.5
Restructuring expenses and asset impairments
Health & Science Technologies	$1.1	$11.4
Fluid & Metering Technologies	5.1	4.2
Fire & Safety/Diversified Products	0.3	1.6
Corporate Office	0.9	0.3
Total IDEX	$7.4	$17.5

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). The Company supplements certain U.S. GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision making because certain of these adjusted metrics exclude items not reflective of ongoing operations, as identified in the reconciliations below. Reconciliations of non-GAAP financial performance metrics to their most directly comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. Due to rounding, numbers presented throughout this and other documents may not add up or recalculate precisely.

All table footnotes can be found at the end of this Non-GAAP Measures section. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•Organic orders and organic sales are calculated as orders and Net sales excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and excluding the impact of foreign currency translation.
•Adjusted gross profit is calculated as Gross profit plus fair value inventory step-up charges. There were no fair value inventory step-up charges recorded during the three months ended March 31, 2026 or March 31, 2025.
•Adjusted gross margin is calculated as Adjusted gross profit divided by Net sales. There were no fair value inventory step-up charges recorded during the three months ended March 31, 2026 or March 31, 2025.
•Adjusted net income attributable to IDEX is calculated as Net income attributable to IDEX plus Restructuring expenses and asset impairments, plus acquisition-related intangible asset amortization, less gain on legal settlement, all net of the statutory tax expense or benefit.
•Adjusted diluted EPS attributable to IDEX is calculated as adjusted net income attributable to IDEX divided by the diluted weighted average shares outstanding.
•Consolidated Adjusted EBITDA is calculated as consolidated earnings before interest expense - net, income taxes, depreciation and amortization, or consolidated EBITDA, plus Restructuring expenses and asset impairments, less gain on legal settlement.
•Consolidated Adjusted EBITDA margin is calculated as Consolidated Adjusted EBITDA divided by Net sales.
•Free cash flow is calculated as cash flows from operating activities less capital expenditures. Free cash flow conversion is calculated as free cash flow divided by adjusted net income attributable to IDEX.

Table 1: Reconciliations of the Change in Net Sales to Organic Sales

	HST	FMT	FSDP	IDEX
	Three Months Ended March 31, 2026
Change in net sales	17%	4%	2%	9%
Less:
Net impact from acquisitions/divestitures(1)	3%	—%	—%	1%
Impact from foreign currency(2)	3%	2%	3%	3%
Change in organic sales	11%	2%	(1%)	5%

Table 2: Reconciliations of Reported-to-Adjusted Net Income Attributable to IDEX and Diluted EPS Attributable to IDEX (in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Reported net income attributable to IDEX	$120.0	$95.5
Restructuring expenses and asset impairments	7.4	17.5
Tax impact on restructuring expenses and asset impairments	(1.7)	(4.1)
Gain on legal settlement(3)	(3.7)	—
Tax impact on gain of legal settlement	0.8	—
Acquisition-related intangible asset amortization	33.8	31.5
Tax impact on acquisition-related intangible asset amortization	(8.0)	(7.4)
Adjusted net income attributable to IDEX	$148.6	$133.0

Reported diluted EPS attributable to IDEX	$1.61	$1.26
Restructuring expenses and asset impairments	0.10	0.23
Tax impact on restructuring expenses and asset impairments	(0.02)	(0.05)
Gain on legal settlement(3)	(0.05)	—
Tax impact on gain of legal settlement	0.01	—
Acquisition-related intangible asset amortization	0.46	0.41
Tax impact on acquisition-related intangible asset amortization	(0.11)	(0.10)
Adjusted diluted EPS attributable to IDEX	$2.00	$1.75

Diluted weighted average shares outstanding	74.4	75.8

Table 3: Reconciliations of Net Income to Adjusted EBITDA (dollars in millions)

	Three Months Ended March 31,
	2026	2025
Reported net income	$119.9	$95.4
Provision for income taxes	37.1	29.1
Interest expense - net	16.0	16.1
Depreciation	19.9	18.4
Amortization	33.8	31.5
Restructuring expenses and asset impairments	7.4	17.5
Gain on legal settlement(3)	(3.7)	—
Adjusted EBITDA	$230.4	$208.0

Adjusted EBITDA Components
HST	$106.0	$87.4
FMT	98.7	95.3
FSDP	55.8	54.2
Corporate and other	(30.1)	(28.9)
Total Adjusted EBITDA	$230.4	$208.0

Net sales	$886.9	$814.3

Net income margin	13.5%	11.7%
Adjusted EBITDA margin	26.0%	25.5%

Table 4: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (dollars in millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities	$103.7	$105.7
Less: Capital expenditures	17.7	14.3
Free cash flow	$86.0	$91.4

Reported net income attributable to IDEX	$120.0	$95.5
Adjusted net income attributable to IDEX	148.6	133.0

Operating cash flow as a percent of net income	86%	111%
Free cash flow conversion	58%	69%

(1) Represents the sales from acquired or divested businesses during the first 12 months of ownership or prior to divestiture.

(2) The portion of sales attributable to foreign currency translation is calculated as the difference between (a) the period-to-period change in organic sales, and (b) the period-to-period change in organic sales after applying prior period foreign exchange rates to the current year period.

(3) Gain on legal settlement represents settlement funds received in excess of legal costs incurred related to a patent infringement lawsuit within the FMT segment.